EXHIBIT 10.24



                                      LEASE

                                WATERIDGE SUMMIT



                            WATERIDGE INVESTORS, LLC,
                     a California limited liability company,

                                  as Landlord,



                                       and



                         ADVANCED TISSUE SCIENCES, INC.,
                             a Delaware corporation,
                                   as Tenant.

                                WATERIDGE SUMMIT

                       SUMMARY OF BASIC LEASE INFORMATION

                  The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Lease Form (this Summary and the Lease Form to be known collectively as the "LEASE") which pertains to the building which is located at 10520 Wateridge Circle Drive, San Diego, California 92121. Each reference in the Lease Form to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease Form, the terms of the Lease Form shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease Form.



             TERMS OF LEASE                             DESCRIPTION
                                                        -----------
  (References are to the Office Lease)

1.      Dated:                                      October 26, 2001

2.      Landlord:                                   Wateridge Investors, LLC,
                                                    a California limited liability company

3.      Address of Landlord:                        Wateridge Investors, LLC
        (Section 29.19)                             5820 Miramar Road, Suite 200
                                                    San Diego, California 92121

4.      Tenant:                                     ADVANCED TISSUE SCIENCES, INC.,
                                                    a Delaware corporation.

5.      Address of Tenant:                          10933 N. Torrey Pines Road
        (Section 29.19)                             La Jolla, California  92037
                                                    Attention:  Philip Anderson

                                                    with a copy to:

                                                    Advanced Tissue Sciences, Inc.
                                                    10933 N. Torrey Pines Road
                                                    La Jolla, California  92037
                                                    Attention:  Legal Department
                                                    (Both Prior to and After Lease
                                                    Commencement Date)

6.      Premises (Article 1):                       29,141 rentable square feet of space
                                                    consisting of the entire Building, as set
                                                    forth in Exhibit A attached hereto.

7.      Lease Term (Article 2).

        7.1  Lease Term:                            Ten (10) years.

        7.2  Lease Commencement Date:               The earlier of (i) substantial completion of
                                                    the Tenant Improvements within the
                                                    Premises (i.e., completion other than minor
                                                    "punchlist" items), or (ii) May 1, 2002, as
                                                    such May 1, 2002 may be extended only
                                                    pursuant to  Section 4.4 of the Tenant Work
                                                    Letter.



        7.3  Lease Expiration Date:                 The date preceding the day which is ten
                                                    (10) years after the Lease Commencement
                                                    Date; provided, however, that if the Lease
                                                    Commencement Date occurs on a date
                                                    other than the first day of a month, the
                                                    Lease Expiration Date shall be the day
                                                    which is the last day of the month which is
                                                    ten (10) years after the Lease
                                                    Commencement Date.

8.      Rent (Article 3):

        8.1  Base Rent:

                             Monthly Installment
                              of Base Rent per               Total Monthly
         Lease Years        Rentable Square Foot        Installment of Base Rent
         -----------        --------------------        ------------------------
            1-10                  $2.6439                     $77,045.89

        8.2  Escalated Rent:

                          Approximate Monthly                 Total Monthly
                      Installments of Escalated Rent         Installments of
         Lease Year      per Rentable Square Foot             Escalated Rent
         ----------      ------------------------            ---------------
             1                  $.0000                              $0.00
             2                  $.0793                          $2,311.38
             3                  $.1610                          $4,692.74
             4                  $.2451                          $7,144.23
             5                  $.3318                          $9,669.94
             6                  $.4211                         $12,271.41
             7                  $.5131                         $14,950.93
             8                  $.6078                         $17,710.84
             9                  $.7053                         $20,553.54
            10                  $.8058                         $23,481.52

9.      Tenant's Share (Article 4):                 27.37%

10.     Permitted Use (Article 5):                  Tenant shall use the Premises solely for
                                                    general office and laboratory use as
                                                    permitted by the City of San Diego's IP-2-1
                                                    zoning criteria, but at all time consistent
                                                    with the character of the Project.

11.     Security Deposit (Article 21):              Tenant shall deposit a Security Deposit
                                                    with Landlord in the amount of
                                                    $100,527.41 and Tenant shall deposit a
                                                    Letter of Credit with Landlord, all in
                                                    accordance with Article 21 below.

12.     Parking Pass Ratio (Article 28):            Three point seven (3.7) parking passes for
                                                    every 1,000 rentable square feet of the
                                                    Premises.

13.     Broker(s) (Section 29.25):                  Colliers International (representing
                                                    Landlord) and Julien J. Studley, Inc.
                                                    (representing Tenant)

        The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

        "Landlord":                      WATERIDGE INVESTORS, LLC,
                                         a California limited liability company


                                         By: /s/  Helmut Kiffmann
                                            -----------------------------------
                                            Its:  Manager
                                                -------------------------------


                                         By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------



        "Tenant":                        ADVANCED TISSUE SCIENCES, INC.,
                                         a Delaware corporation


                                          By: /s/  Gail K. Naughton
                                             ----------------------------------
                                             Its:  President
                                                 ------------------------------


                                          By:
                                             ----------------------------------
                                             Its:
                                                 ------------------------------

                                WATERIDGE SUMMIT

                                      INDEX

ARTICLE         SUBJECT MATTER                                              PAGE
-------         --------------                                              ----

ARTICLE 1       PROJECT, BUILDING, PREMISES AND COMMON AREAS..................1
ARTICLE 2       LEASE TERM....................................................3
ARTICLE 3       BASE RENT AND ESCALATED RENT..................................4
ARTICLE 4       ADDITIONAL RENT...............................................5
ARTICLE 5       USE OF PREMISES...............................................9
ARTICLE 6       SERVICES AND UTILITIES.......................................12
ARTICLE 7       REPAIRS......................................................14
ARTICLE 8       ADDITIONS AND ALTERATIONS....................................15
ARTICLE 9       COVENANT AGAINST LIENS.......................................16
ARTICLE 10      INSURANCE....................................................17
ARTICLE 11      DAMAGE AND DESTRUCTION.......................................19
ARTICLE 12      NONWAIVER....................................................20
ARTICLE 13      CONDEMNATION.................................................21
ARTICLE 14      ASSIGNMENT AND SUBLETTING....................................21
ARTICLE 15      SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF
                    TRADE FIXTURES...........................................24
ARTICLE 16      HOLDING OVER.................................................24
ARTICLE 17      ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS...............24
ARTICLE 18      SUBORDINATION................................................25
ARTICLE 19      DEFAULTS; REMEDIES...........................................25
ARTICLE 20      COVENANT OF QUIET ENJOYMENT..................................27
ARTICLE 21      SECURITY DEPOSIT/LETTER OF CREDIT............................28
ARTICLE 22      INTENTIONALLY OMITTED........................................29
ARTICLE 23      SIGNS........................................................29
ARTICLE 24      COMPLIANCE WITH LAW..........................................30
ARTICLE 25      LATE CHARGES.................................................30
ARTICLE 26      LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.........31
ARTICLE 27      ENTRY BY LANDLORD............................................31
ARTICLE 28      TENANT PARKING...............................................32
ARTICLE 29      MISCELLANEOUS PROVISIONS.....................................32

EXHIBITS

A        OUTLINE OF PREMISES
B        PROJECT SITE PLAN
C        TENANT WORK LETTER
D        INTENTIONALLY OMITTED
E        RULES AND REGULATIONS
F        FORM OF TENANT'S ESTOPPEL CERTIFICATE
G        LETTER OF CREDIT

                                WATERIDGE SUMMIT

                          INDEX OF MAJOR DEFINED TERMS

                                                                     LOCATION OF
                                                                   DEFINITION OF
DEFINED TERMS                                                         LEASE FORM
-------------                                                         ----------

Additional Rent................................................................5
Adjacent Buildings.............................................................1
Adjustment Dates..............................................................28
Affiliated Assignee...........................................................23
Alterations...................................................................15
Applicant..............................................................Exhibit F
Approved Working Drawings..............................................Exhibit C
Architect..............................................................Exhibit C
Base Building Plans....................................................Exhibit C
Base Rent......................................................................4
Beneficiary............................................................Exhibit F
Brokers.......................................................................35
Building.......................................................................1
Calendar Year..................................................................5
Claims........................................................................17
Common Areas...................................................................1
Communication Equipment.......................................................13
Communication Equipment Notice................................................13
Construction Drawings..................................................Exhibit C
contamination.................................................................10
Contract...............................................................Exhibit C
Contractor.............................................................Exhibit C
Control.......................................................................23
Cost Pools.....................................................................8
Damage Repair Estimate........................................................19
Damage Termination Date.......................................................20
Damage Termination Notice.....................................................20
Direct Expenses................................................................5
Economic Terms.................................................................2
Emergency Generator...........................................................13
Engineers..............................................................Exhibit C
Escalated Rent.................................................................4
Estimate.......................................................................8
Estimate Statement.............................................................8
Estimated Amount...............................................................8
Expense Year...................................................................5
Final Retention........................................................Exhibit C
Final Space Plan.......................................................Exhibit C
Final Working Drawings.................................................Exhibit C
First Offer Notice.............................................................2
First Offer Space..............................................................2
Force Majeure.................................................................34
Force Majeure Delay....................................................Exhibit D
Hazardous Material............................................................11
Hazardous Materials Laws......................................................11
Hazardous Materials List......................................................10
HVAC..........................................................................12
Interest Notice................................................................3
Landlord.......................................................................1
Landlord Allowance Items...........................................See Exhibit C
Landlord Delay.........................................................Exhibit D
Landlord Parties..............................................................17
Landlord Work..........................................................Exhibit C
Lease..........................................................................1
Lease Commencement Date........................................................3
Lease Expiration Date..........................................................3

                                                                         PAGE(S)
                                                                         -------

Lease Term.....................................................................3
Lease Year.....................................................................3
Letter of Credit..............................................................28
Market Rent....................................................................3
Notices.......................................................................34
Operating Expense..............................................................5
Option Rent....................................................................3
Option Rent Notice.............................................................3
Option Term....................................................................3
Options........................................................................3
Original Tenant................................................................2
Outside Agreement Date.........................................................4
Parking Facilities............................................................32
Premises.......................................................................1
Project........................................................................1
Proposition 13.................................................................7
Renovations...................................................................36
Rent...........................................................................5
Repair Commencement Date......................................................19
Review Period..................................................................9
Security Deposit..............................................................28
Security Deposit Laws.........................................................29
Signage.......................................................................29
Signage Specifications........................................................30
Stated Amount.................................................................28
Statement......................................................................8
Subject Space.................................................................21
Subleasing Costs..............................................................23
Summary........................................................................1
Systems and Equipment..........................................................7
Tax Expenses...................................................................7
Tenant.........................................................................1
Tenant Improvement Allowance...........................................Exhibit C
Tenant Improvement Allowance Items.....................................Exhibit C
Tenant Improvements....................................................Exhibit C
Tenant Parties................................................................17
Tenant's Acceptance............................................................3
Tenant's Agents........................................................Exhibit C
Tenant's Share.................................................................8
Transfer Notice...............................................................21
Transfer Premium..............................................................23
Transferee....................................................................21
Transfers.....................................................................21
Usability Notice..............................................................27

                                WATERIDGE SUMMIT

                                   LEASE FORM

     This Lease Form, which includes the preceding Summary of Basic Lease Information (the "SUMMARY") attached hereto and incorporated herein by this reference (the Lease Form and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between WATERIDGE INVESTORS, LLC, a California limited liability company ("Landlord"), and ADVANCED TISSUE SCIENCES, INC., a Delaware corporation ("Tenant").

                                   ARTICLE 1

                  PROJECT, BUILDING, PREMISES AND COMMON AREAS
                  --------------------------------------------

     1.1  Project, Building and Premises. Upon and subject to the terms,
          ------------------------------
covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "PREMISES"), which Premises are located in the "Building," as that term is defined in this Section 1.1. The outline of the floor plan of the Premises is set forth in Exhibit "A" attached hereto. The Premises is the building (the "BUILDING") located at 10520 Wateridge Circle Drive, San Diego, California 92121. The Building is part of a project known as Wateridge Summit which is shown, as of the date of this Lease, on the Project Site Plan attached hereto as Exhibit B. The term "PROJECT," as used in this Lease shall mean (i) the Building, all other buildings shown to be within the Project on the Site Plan ("ADJACENT BUILDINGS"), and the "Common Areas," as that term is defined in Section 1.2 below, (ii) the land (which is improved with landscaping, parking facilities and other improvements as shown on the Project Site Plan) upon which the Building, the Adjacent Buildings and the Common Areas are located and (iii) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added to the Project pursuant to the terms of Section 1.2 of this Lease. Tenant acknowledges that, except as provided in the Tenant Work Letter, neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

     1.2  Common Areas. Tenant shall have the non-exclusive right to use in
          ------------
common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project so designated by Landlord, in its reasonable discretion, are collectively referred to herein as the "COMMON AREAS"). The Common Areas may include a park or other facilities open to the general public and sidewalks, walkways, parkways, driveways and landscape areas located within and appurtenant to the Project. However, Landlord makes no representation that any such Common Areas, whether or not such Common Areas are available as of the date of this Lease, shall be available throughout the entire Lease Term. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord. Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, passage ways, stairways, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to add additional buildings and improvements to the Common Areas; (iv) to designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project; (v) to delete from the Project any of the land and/or improvements currently located therein; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project and/or Common Areas as Landlord may deem to be appropriate. However, notwithstanding the foregoing or any other provision of this Lease, unless required by law, without Tenant's consent (which shall not be unreasonably withheld), Landlord shall not be entitled to make changes to the Common Areas that materially and adversely affect (a) Tenant's access to the Premises, (b) Tenant's use of the existing restrooms, Parking Facilities and other Common Areas, (c) Tenant's financial obligations under this Lease or (d) Tenant's ability to reasonably operate its business within the Premises.

     1.3  Rentable Square Feet of Premises and Building. Landlord and Tenant
          ---------------------------------------------
hereby stipulate that the Premises contains the number of rentable square feet specified in Section 6 of the Summary and that Tenant's Share is as specified in
Section 9 of the Summary.

     1.4  Right of First Offer. Landlord hereby grants to Tenant a right of
          --------------------
first offer with respect to space within the building located at 10420 Wateridge Circle Drive ("BUILDING A") and within the building located at 10480 Wateridge Circle Drive ("BUILDING C") (collectively the "FIRST OFFER SPACE"). Tenant's right of first offer shall expire on the last day of the second (2nd) Lease Year and shall otherwise be on the terms and conditions set forth in this Section 1.4.

          1.4.1  Procedure for Offer. Landlord shall notify Tenant (the "FIRST
                 -------------------
OFFER NOTICE") from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties. The First Offer Notice shall describe the space so offered to Tenant and shall set forth, in reasonable detail to allow full consideration of such offer, Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (collectively, the "ECONOMIC TERMS"). Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply after the last day of the second
(2nd) Lease Year.

          1.4.2  Procedure for Acceptance. If Tenant wishes to exercise Tenant's
                 ------------------------
right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after receipt of the First Offer Notice by Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If concurrently with Tenant's exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) days after Tenant's exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant's exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the five (5) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord's determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any commercially reasonable terms Landlord desires and Tenant's right of first offer shall terminate as to the First Offer Space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof unless Landlord and Tenant mutually agree.

          1.4.3  Lease of First Offer Space. If Tenant timely exercises Tenant's
                 --------------------------
right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease (or, at Landlord's election, Landlord and Tenant shall execute a new lease for the First Offer Space) upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this
Section 1.4. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall expire co-terminously with Tenant's lease of the initial Premises unless otherwise agreed by the parties.

          1.4.4  No Defaults. The rights contained in this Section 1.4 shall be
                 -----------
personal to the Tenant named in this Lease ("Original Tenant"), and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Tenant occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Section 1.4 if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease.

                                   ARTICLE 2

                                   LEASE TERM
                                   ----------

     2.1  Initial Lease Term. The terms and provisions of this Lease shall be
          ------------------
effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "LEASE COMMENCEMENT DATE") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the "LEASE EXPIRATION DATE") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve
(12) month period during the Lease Term, with the first Lease Year commencing upon the Lease Commencement Date.

     2.2  Options to Extend.
          -----------------

          2.2.1  Option Right. Landlord hereby grants the Original Tenant two
                 ------------
(2) options ("OPTIONS") to extend the Lease Term for the entire Premises for a period of five (5) years each (each, an "OPTION TERM"), which options shall be exercisable only by written notice delivered by Tenant to Landlord set forth below. The rights contained in this Section 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant or an Affiliated Assignee (and not any other transferee) if the Original Tenant or such Affiliated Assignee occupies the entire Premises as of the date of Tenant's Acceptance (as defined in Section 2.2.3 below). Tenant may only exercise the second (2nd) Option to extend the Lease Term if the Lease Term has previously been extended for the first Option Term.

          2.2.2  Option Rent. The rent payable by Tenant during the Option Terms
                 -----------
("OPTION RENT") shall be equal to ninety-seven percent (97%) of the "Market Rent" (defined below), but in no event shall the Option Rent be less than Tenant is paying under the Lease on the month immediately preceding the Option Term for monthly Base Rent plus Escalated Rent. The Option Rent shall include periodic escalations to the extent indicated in the Market Rent. "MARKET RENT" shall mean the applicable Base Rent, including all escalations, Direct Expenses, additional rent and other charges at which tenants, as of the time of Landlord's "Option Rent Notice" (as defined below), are entering into leases for non-sublease, non-encumbered, laboratory space comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term, which comparable laboratory space is located in buildings comparable to the Building in the Sorrento Mesa area of San Diego, California, taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant.

          2.2.3  Exercise of Options. The Options shall be exercised by Tenant
                 -------------------
only in the following manner: (i) Tenant shall not be in default on the delivery date of the Interest Notice and Tenant's Acceptance; (ii) Tenant shall deliver written notice ("INTEREST NOTICE") to Landlord not more than ten (10) months nor less than eight (8) months prior to the expiration of the Lease Term (or first Option Term, as applicable), stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord's receipt of Tenant's written notice, Landlord shall deliver notice ("OPTION RENT NOTICE") to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within five (5) business days after receipt of the Option Rent Notice ("TENANT'S ACCEPTANCE") and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. Tenant's failure to deliver the Interest Notice or Tenant's Acceptance on or before the dates specified above shall be deemed to constitute Tenant's election not to exercise the Option. If Tenant timely and properly exercises its Option, the Lease Term (or first Option Term, as applicable) shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant's Acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 2.2.4 below.

          2.2.4  Determination of Option Rent. If Tenant timely and
                 ----------------------------
appropriately objects to the Option Rent in Tenant's Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant's Acceptance ("OUTSIDE AGREEMENT DATE"), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

               (i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable laboratory properties in the general vicinity of the Building (i.e., Sorrento Mesa), and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2, above (i.e., the arbitrators may only select Landlord's or Tenant's determination of Market Rent and shall not be entitled to make a compromise determination).

               (ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

               (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

               (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

               (v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item 2.2.4.

               (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

                                 ARTICLE 3 BASE
                            RENT AND ESCALATED RENT
                            -----------------------

     Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section
8.1 of the Summary, and escalations ("ESCALATED RENT") as set forth in Section
8.2 of the Summary, each payable in equal monthly installments as set forth in
Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as expressly provided in Section 19.6 below. The Base Rent for the first full month of the Lease Term, which occurs after the expiration of any free rent period, shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4
                                ADDITIONAL RENT
                                ---------------

     4.1  Additional Rent. In addition to paying the Base Rent specified in
          ---------------
Article 3 of this Lease, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.8 and
4.2.3 of this Lease, respectively. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (other than Base Rent and Escalated Rent), shall be hereinafter collectively referred to as the "ADDITIONAL RENT." The Base Rent, Escalated Rent and Additional Rent are herein collectively referred to as the "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2  Definitions. As used in this Article 4, the following terms shall have
          -----------
the meanings hereinafter set forth:

          4.2.1  Intentionally Omitted.

          4.2.2 "CALENDAR YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          4.2.3 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

          4.2.4 "EXPENSE YEAR" shall mean each calendar year during the Lease Term.

          4.2.5 "OPERATING EXPENSES" shall mean all reasonable expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid for (i) the cost of supplying all utilities to the Common Areas of the Project, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections (other than for leasehold improvements) and the cost of contesting the validity or applicability of any governmental enactments which may increase Operating Expenses, and the costs incurred in connection with the implementation and operation of any governmentally required transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Project and/or the Building; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Common Areas of the Project; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Project; (vii) any equipment rental agreements or management agreements (including a management fee in the amount of two and one-half percent (2 1/2%) of Rents) and the fair rental value of any office space provided thereunder);
(viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building or the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes payable by Landlord which may be levied on such wages, salaries, compensation and benefits;

provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project; (ix) payments under any easement, license, operating agreement, reciprocal easement agreement, declaration, covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building or the Project; (x) operation, repair, maintenance and replacement of all "Systems and Equipment," as that term is defined in Section 4.2.6 of this Lease, and components thereof; (xi) the cost of janitorial service, alarm and security service provided to the Common Areas of the Building and the Common Areas of the Project, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways and repair to roofs; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project;
(xiii) amounts payable due to the fact that the Project is within an association assessment area; and (xiv) the cost of any capital improvements or other costs
(A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building or the Project, or (B) made to the Building or the Project after the Lease Commencement Date that are required under any governmental law or regulation, except for capital improvements or costs to remedy a condition existing as of the Lease Commencement Date which a federal, state or municipal governmental authority, if it had knowledge of such condition as of the Lease Commencement Date, would have then required to be remedied pursuant to governmental laws or regulations in their form existing as of the Lease Commencement Date; provided, however, that if any such cost described in (A) or (B) above or otherwise included in Operating Expenses is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) on a straight-line basis over its useful life in accordance with generally accepted accounting principles and, in the case of (A), the amortized amount shall not exceed the amount reasonably anticipated to be saved as a result of such capital improvement. If the Project is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to those components of Operating Expenses which vary based upon the level of occupancy for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Project been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. To the extent that any item of Operating Expenses applies solely to the Building (and not to any other building within the Project), and notwithstanding anything to the contrary in
Section 4.4 below, Tenant shall pay all of such costs (rather than Tenant's Share of such costs). In addition, to the extent that any costs are incurred as a result of the actions of Tenant or its agents, contractors or employees, such costs shall, notwithstanding Section 4.4 below, be payable entirely by Tenant (rather than Tenant paying Tenant's Share of such costs).

     Notwithstanding the foregoing, Operating Expenses shall not include (a) any capital cost or capital improvements other than those expressly authorized above; (b) the cost of any services, utilities or materials not offered to Tenant by Landlord, including, without limitation, the cost of electricity, heating, ventilation and air conditioning (including all maintenance, repair and similar costs associated therewith) and janitorial services provided to the premises of any other tenants; (c) the cost of investigating, monitoring or remedying any environmental condition or Hazardous Materials; (d) any mortgage debt service (including principal and interest) or payments of any judgments or other liens against Landlord; (e) except as expressly provided in clauses (v) and (xiv) of Section 4.2.5 above, capital costs of any structural repairs or replacements; (f) any costs arising from a breach or default by Landlord under this Lease or any other lease or agreement; (g) the cost of compliance with laws (including, without limitation, the cost of curing violations or contesting such laws or violations) except as expressly provided in clauses (ii) and (xiv) of this Section 4.2.5; (h) damage and repairs caused by or necessitated by the negligence or willful misconduct of Landlord or its agents, contractors or employees; (i) compensation, benefits and other costs of executives and employees above the grade of project manager (provided that the foregoing shall not exclude costs of project engineers); (j) any costs to the extent reimbursed to Landlord by any other tenant other than through the payment of Operating Expenses; (k) any costs to renovate, decorate or paint vacant space or the space of any tenant; (l) costs incurred in connection with the marketing or negotiation of leases or construction of improvements for any tenant in the Project (including, without limitation, brokerage commissions and legal fees;
(m) costs incurred in connection with a sale, ground leasing or sale-leaseback of all or any part of the Project; (n) costs incurred in connection with lawsuits or other legal actions (including, without limitation, arbitrations and mediations) instituted or defended by Landlord other than in connection with the operation of the Common Areas; (o) sums incurred as late payment fees or penalties; (p) ground rent or other ground rental payments; (q) depreciation of all or any part of the Building or the Project; (r) Landlord's advertising, entertainment and promotional costs, including any political or charitable contributions; (s) costs of acquiring or leasing sculptures, paintings and other objects of art located within or outside the Project; (t) repairs or replacements resulting from defects in the original construction of the Project; (u) costs incurred to the extent covered by insurance or warranties; or (v) any management fee other than the management fee described in
Section 4.2.5(vii) above. In calculating Operating Expenses, the total Operating Expenses charged to all tenants of the Building and the Project, respectively, shall not exceed the actual total Operating Expenses of the Building and the Project, respectively. In addition, in calculating Operating Expenses, no item of Operating Expenses shall be included or counted more than once, and no item charged to Tenant as an Operating Expense shall be charged to Tenant as any other type of expense or cost.

          4.2.6 "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part excluding, specifically, the Emergency Generator referenced in Section 6.5 hereof and the Communication Equipment referenced in Section 6.7 hereof.

          4.2.7 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes paid by Landlord and imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Project were fully constructed and the Project, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes.


               4.2.7.1 Tax Expenses shall include, without limitation:

                       (i) Any tax on Landlord's rent, right to rent or other income from the Project;

                       (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease; and

                       (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof.

               4.2.7.2  Notwithstanding anything to the contrary contained in
Section 4.4 below, if Tax Expenses are separately assessed for the Building (and the surrounding parcel specific to the Building), Tenant shall pay 100% of Tax Expenses applicable to the Building (and such surrounding parcel specific to the Building), rather than Tenant's share of Tax Expenses for the entire project.

               4.2.7.3 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason (other than Landlord's error or late payment) including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within twenty (20) days after demand Tenant's Share of such increased Tax Expenses.

               4.2.7.4 Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income, (ii) any items included as Operating Expenses, and (iii) any fine, penalty, cost or interest for any tax or assessment, or part thereof, which Landlord failed to timely pay.

          4.2.8 "TENANT'S SHARE" shall mean the percentage set forth in Section 9 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total number of rentable square feet in the Project.

     4.3  Cost Pools. Although Landlord does not currently do so, Landlord
          ----------
shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "COST POOLS"), in Landlord's discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project as a whole, and the laboratory space tenants of a building of the Project or of the Project as a whole. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

     4.4  Calculation and Payment of Additional Rent.
          ------------------------------------------

          4.4.1  Statement of Actual Direct Expenses and Payment by Tenant.
                 ---------------------------------------------------------
Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "STATEMENT") which shall state in reasonable detail the Direct Expenses incurred or accrued for such preceding Expense Year. Upon request from Tenant, Landlord agrees to provide reasonable evidence supporting the expenses set forth in any Statement. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, on the later of twenty (20) days after receipt of such Statement or the date its next installment of Base Rent is due, the full amount of Tenant's Share of such Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Amount pursuant to Section 4.4.2 below. Conversely, if the amount paid during any Expense Year as the Estimated Amount by Tenant exceeds the full amount of Tenant's Share of Direct Expenses for such Expense Year, Landlord shall credit such overpayment to Tenant's next obligations which become due under this Lease or, if this Lease has expired or terminated, shall pay to Tenant the amount of such overpayment within twenty (20) days after delivery of such Statement. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall within twenty (20) days after demand, pay to Landlord an amount as calculated pursuant to the provisions of this Section 4.4. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

          4.4.2  Statement of Estimated Direct Expenses. In addition, Landlord
                 --------------------------------------
shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in reasonable detail Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and Tenant's Share thereof (the "Estimated Amount"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Amount under this Article 4. If pursuant to the Estimate Statement an

Estimated Amount is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Amount for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Amount set forth in the previous Estimate Statement delivered by Landlord to Tenant.

          4.4.3  Audit. Within one hundred twenty (120) days after receipt of a
                 -----
Statement by Tenant ("REVIEW PERIOD"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable cure periods and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord's standard accounting practices, at Tenant's expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Expenses set forth in the Statement were overstated by more than ten percent (10%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.


                                   ARTICLE 5
                                USE OF PREMISES
                                ---------------

     5.1  Permitted Use. Tenant shall use the Premises solely for the Permitted
          -------------
Use described in Section 10 of the Summary, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever.

     5.2  Prohibited Uses. Tenant further covenants and agrees that it shall not
          ---------------
use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit E, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with, and all uses of the Premises shall be in accordance with, all zoning ordinance and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project.

     5.3  Hazardous Materials.
          -------------------

          5.3.1  Prohibition of Storage. Tenant shall not cause or permit any
                 ----------------------
Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises, the Building or the Project by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by any governmental agency or authority. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of any Hazardous Material on the Premises caused or permitted by Tenant (including any Hazardous Material specifically permitted and identified below) results in contamination of the Premises, then, in addition to the obligations of Tenant set forth in Section
10.1 below, Tenant shall indemnify,
defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Premises, or any portion of the Building or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, Building or Project, damages arising from any adverse impact on marketing of space in the Premises, the Building or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. For purposes of this Lease, the term "CONTAMINATION" shall mean that applicable Hazardous Materials Laws (as defined below) require removal or remediation of Hazardous Materials.

               5.3.1.1 Clean-up. This indemnification of Landlord by Tenant
                       --------
relating to causing or permitting any Hazardous Material to be brought upon, kept or used in or about the Premises, the Building or the Project by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by any governmental agency or authority, pursuant to Subsection 5.3.1 above includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material caused by Tenant, its agents, employees or contractors to be present in the soil or groundwater on or under the Premises, the Building or the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to compliance with all Hazardous Materials Laws relating to such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld.

               5.3.1.2 Business. Landlord acknowledges that it is not the intent
                       --------
of this Section 5.3 to prohibit Tenant from operating its business as described in Section 10 of the Summary above. Tenant may operate its business according to the custom of the industry so long as the use or presence of any Hazardous Material is strictly and properly monitored and accomplished according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of any Hazardous Material on the Premises ("HAZARDOUS MATERIALS LIST"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once each Calendar Year and shall also deliver an updated list before any new Hazardous Material is brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals for Hazardous Materials. Landlord's receipt of such list shall not create any obligation upon Landlord to judge, investigate or act on such Hazardous Materials List.

          5.3.2  Termination of Lease. Notwithstanding the provisions of Section
                 --------------------
5.3.1 above, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion in the event that (i) any anticipated use of the Premises by Tenant involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any governmental agency or authority unless Tenant agrees to discontinue such use ;
(ii) Tenant has been required by any lender or governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises (unless Tenant is diligently seeking compliance with such remedial action); or
(iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises (unless Tenant is diligently seeking compliance with such enforcement order).

          5.3.3  Assignment and Subletting. Notwithstanding the provisions of
                 -------------------------
Section 5.3.1 above or Article 14 of this Lease, if (i) any anticipated use of the Premises by any proposed assignee or sublessee involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any governmental agency or authority, (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question and Landlord reasonably determines that there is a risk of exposure to contamination as a result or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material and Landlord reasonably determines that there is a risk of exposure to contamination as a result, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

          5.3.4  Condition. The term "HAZARDOUS MATERIALS LAWS" shall mean any
                 ---------
applicable governmental law, ordinance, rule or regulation relating to the use or storage of Hazardous Materials. If Landlord discovers that any violation of any Hazardous Materials Laws has occurred within the Project which Landlord reasonably determines affects or may affect the Premises or interferes with Tenant's business operations and is not being corrected, then Landlord shall promptly give Tenant written notice of such violation and shall use commercially reasonable efforts to have such violation corrected in compliance with applicable Hazardous Materials Laws.

          5.3.5  Landlord's Right to Perform Tests. At any time prior to the
                 ---------------------------------
expiration of the Lease Term and upon Landlord's reasonable belief that certain environmental audits (including water and soils tests) are advisable, Landlord shall have the right following notice (except in the event of an emergency, in which case no advance notice shall be required but notice will be given as soon as practical following such tests with sufficient details as to the necessity for the test and the results thereof), to enter upon the Premises in accordance with Article 27 below and at all reasonable times in order to conduct appropriate environmental audits (including tests of water and soil) and to deliver to Tenant the results of such tests to attempt to demonstrate that contamination in excess of permissible levels has occurred as a result of Tenant's use of the Premises. Without limiting the foregoing sentence, Landlord shall have the right to have an environmental audit of the Premises to be conducted at termination of this Lease. Tenant shall promptly perform any remedial action recommended by such environmental audit if the audit reveals that the Hazardous Materials resulted from the activities of Tenant or Tenant's agents, employees or contractors. The costs of such audits shall be borne by Landlord unless the audit discloses the existence of Hazardous Materials caused to be present by Tenant, its agents, employees or contractors in violation of Hazardous Materials Laws, in which case the costs of the audit shall be borne by Tenant. Tenant shall further be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against all claims, costs and liabilities including actual attorneys' fees and costs, arising out of or in connection with any removal, cleanup, restoration and materials required of Tenant hereunder.

          5.3.6  Tenant's Obligations. Tenant's and Landlord's obligations under
                 --------------------
this Section 5.3 shall survive the termination of the Lease, or any extension of the Lease Term. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay the full rental in accordance with this Lease, which rental shall be prorated daily, to the extent Landlord is prevented from leasing the Premises as a result of such activities.

          5.3.7  Definition of "Hazardous Material." As used herein, the term
                 ---------------------------------
"HAZARDOUS MATERIAL" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), or
(x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601).

                                   ARTICLE 6
                             SERVICES AND UTILITIES
                             ----------------------

     6.1  Standard Tenant Services. The following services will be provided to
          ------------------------
the Premises on all days during the Lease Term, unless otherwise stated below.

          6.1.1 The parties acknowledge that electricity provided to the Premises is currently measured by a separate meter. Tenant will contract directly with the utility provider for such service and will, throughout the Lease Term, timely pay amounts due for electricity as reflected on such meter directly to the utility provider. Tenant shall have access to the Premises 24 hours per day, 365 days per year (subject to Articles 11 and 13 below).

          6.1.2 Landlord shall provide the piping, meters and valving that would enable Tenant to obtain city water for the drinking, lavatory, toilet, laboratory, research and development purposes permitted under this Lease. Such water and sewer service is currently measured by a separate meter and Tenant will contract directly with the utility provider for such service and will, throughout the Lease Term, timely pay amounts due for water and sewer service as reflect on such meter directly to the utility provider.

          6.1.3 Landlord shall not be obligated to provide janitorial services to the Premises. Tenant shall retain a janitorial contractor reasonably approved by Landlord to provide janitorial services to the Premises.

          6.1.4 Landlord shall provide an elevator which is fully operational, inspected and permitted, as of the Lease Commencement Date, which Tenant shall maintain in an operational, safe and permitted condition during the Lease Term, at Tenant's expense.

          6.1.5 Heating, ventilating and air conditioning ("HVAC") will be provided to the Premises by a cooling tower system serving both the Building and Building C. Throughout the Lease Term, within twenty (20) days after invoice from Landlord, Tenant shall pay to Landlord 48.29% (reflecting the rentable square footage of the Building divided by the sum of the rentable square footage of the Building plus the rentable square footage of Building C) of costs incurred by Landlord to operate and maintain the cooling tower and outside piping portion of the HVAC system.

          6.1.6 Landlord shall, as an Operating Expense, arrange for a trash collection service which will provide and periodically empty trash containers placed in designated areas for use by Tenant and other tenants in the Project. Tenant shall be responsible for placing all of its garbage and trash in such trash containers. Landlord shall have the option, from time to time, to require Tenant to hire a trash removal service for Tenant's Premises directly from a trash removal company, in which case trash removal costs shall be excluded from Operating Expenses.

     6.2  Overstandard Tenant Use. Tenant shall be responsible for installation,
          -----------------------
repair and maintenance of any additional HVAC equipment desired by Tenant for use in the Premises. Any such installation shall be made in accordance with, and subject to, Article 8 below.

     6.3  Interruption of Use. Tenant agrees that Landlord shall not be liable
          -------------------
for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6, except to the extent caused by the negligence or willful misconduct of Landlord or its agents or contractors and not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant.

     6.4  Additional Services. Landlord shall also have the right, but not the
          -------------------
obligation, to provide any additional services which may be requested by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within twenty (20) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee not to exceed ten percent (10%). Charges for any service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

     6.5  Emergency Generator. Landlord and Tenant hereby acknowledge that
          -------------------
Tenant shall be entitled to install pursuant to the Tenant Work Letter or
Article 8 below, an emergency generator to serve the Premises (the "EMERGENCY GENERATOR") at a location mutually agreed upon by Landlord and Tenant. However,
(i) such Emergency Generator shall remain the property of Landlord unless such Emergency Generator is paid for by Tenant outside the scope of this Lease, and
(ii) Tenant shall, at Tenant's sole cost and expense, repair and maintain the Emergency Generator during the Lease Term. The Emergency Generator shall be used by Tenant only during (a) testing and regular maintenance, and (b) any period of electrical power outage in the Building. Tenant shall be entitled to operate the Emergency Generator for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord. Landlord makes no representation or warranty with respect to the Emergency Generator or its suitability for Tenant's intended use.

     6.6  Telecommunications Providers. Tenant acknowledges that only those
          ----------------------------
telecommunication providers reasonably approved by Landlord shall be provided with access to the Project and that no other telecommunications providers will be permitted to provide service to the tenants of the Project. Such providers may use Common Areas of the Project for their equipment only if Landlord reasonably determines that such space is available, and then only subject to such providers (i) payment of Landlord's standard rental charge for the use of such space, and (ii) delivery to Landlord of a certificate of insurance evidencing coverage reasonably required by Landlord for such use.

     6.7 Communication Equipment. If Tenant desires to use the roof of the Building to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing ("COMMUNICATION EQUIPMENT NOTICE"), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. If at the time of Landlord's receipt of the Communication Equipment Notice, Landlord reasonably determines that space is available on the roof of the Building for such equipment, then subject to all governmental laws, rules and regulations, Tenant and Tenant's contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain one (1) so-called "satellite dish" or other similar device, such as antennae (collectively, "COMMUNICATION EQUIPMENT") no greater than one (1) meter in diameter, together with all cable, wiring, conduits and related equipment, for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Building designated by Landlord. Landlord shall have the right to require Tenant to relocate the Communication Equipment at any time to another location on the roof of the Building reasonably approved by Tenant. Tenant shall retain Landlord's designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord's roof warranty. Tenant's installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

     (a) Tenant's right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

     (b) All plans and specifications for the Communication Equipment shall be subject to Landlord's reasonable approval.

     (c) All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building's electrical system) shall be borne by Tenant.

     ( (e) Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Building or to other tenants of the Project or with any other tenant's Communication Equipment, and not to damage the Building or interfere with the normal operation of the Building.

     (f) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Building) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

     (g) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

     (h) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant's sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant's expense. The provisions of this Section 6.7(h) shall survive the expiration or earlier termination of this Lease.

          The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 10 of this Lease.



In the event Tenant desires to install additional communication equipment other than the Communication Equipment designated above, Tenant shall give an Additional Communication Equipment Notice to Landlord setting forth the details of such additional usage. Upon receipt and review by Landlord of such Additional Communication Equipment Notice, Landlord shall approve or deny Tenant's request, such approval not to be unreasonably withheld. Any such approval will be subject to the same terms and conditions set forth in this section.


                                   ARTICLE 7
                                    REPAIRS
                                    -------

     Tenant shall, at Tenant's own expense, keep the interior of the Premises, including all improvements, fixtures and furnishings therein, and the heating, ventilating and air-conditioning installed by the Tenant, plumbing, electrical and mechanical systems serving the Premises and the Emergency Generator, the Communication Equipment and any other equipment serving the Premises (including those items serving the Premises but located on the roof of the Building), in good order, repair and condition at all times during the Lease Term. Tenant shall, at Tenant's sole cost, enter into a service contract for the Emergency Generator with a service provider reasonably approved by Landlord, which contract shall remain in effect throughout the Lease Term. Tenant shall provide Landlord with a copy of such contract promptly after full execution thereof, and shall provide Landlord with a copy of monthly service reports prepared by the service provider promptly after Tenant's receipt thereof. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises caused by Tenant, its employees, agents and/or contractors excluding normal wear and tear and damage or destruction by any casualty (in which case Article 11 shall apply); provided however, if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and not to exceed ten percent (10%)) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements within twenty (20) days after being billed for same. Subject to Article 27 below, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs to the Premises or alterations or repairs to the Building or to any equipment located in the Building as Landlord shall reasonably deem necessary or as Landlord may be required to do by this Lease or by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

     Landlord shall operate and maintain the Common Areas, the structural portions of the Building (other than the items Tenant is expressly required to repair pursuant to the provisions of this Article 7 above), and all equipment serving the Common Areas in good order, repair and condition consistent with the practices of other owners of comparable projects in the Sorrento Mesa area.

                                   ARTICLE 8
                           ADDITIONS AND ALTERATIONS
                           -------------------------

     8.1  Landlord's Consent to Alterations. Tenant may not make any
          ---------------------------------
improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days (unless extensive work to Building systems is required (i.e., work expected to cost more than $10,000.00), in which case such fifteen (15) day period shall be extended to thirty (30) days) prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

     8.2  Manner of Construction. Landlord may impose, as a condition of its
          ----------------------
consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. In any event, a contractor of Landlord's approval shall perform all mechanical, electrical, plumbing, structural, and heating, ventilation and air conditioning work, and such work shall be performed at Tenant's cost. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the appropriate governmental entities, in conformance with Landlord's reasonable construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to unreasonably obstruct access to the Project or the common areas for any other tenant of the Project, and as not to unreasonably obstruct the business of Landlord or other tenants in the Project, or unreasonably interfere with the labor force working in the Project. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

     8.3  Payment for Improvements. In the event Tenant orders any Alteration or
          ------------------------
repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at

Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. However, Landlord shall have no obligation to perform any work so requested by Tenant unless Landlord elects, in its sole discretion, to accept such request.

     8.4  Construction Insurance. In the event that Tenant makes any
          ----------------------
Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, for work expected to cost in excess of $50,000.00, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     8.5  Landlord's Property. All Alterations, improvements and fixtures which
          -------------------
may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. All Landlord Allowance Items (as that term is defined in Section 2.2.3 of the Tenant Work Letter) shall remain Landlord's property and may not be removed by Tenant from the Premises. If Tenant seeks to replace any Landlord Allowance Item, Tenant shall first obtain Landlord's consent (which shall not be unreasonably withheld), in which case such replacement item shall be considered to be a Landlord Allowance Item, shall become Landlord's property and shall not be removed by Tenant from the Premises. However, Tenant may remove equipment, trade fixtures and other improvements that are added to the Premises (and not paid for from the Tenant Improvement Allowance) after the date of full execution and delivery of this Lease and are readily removable from the Property at any time during the Lease Term, provided that Tenant repairs, at Tenant's sole cost and expense, any damage resulting from such removal promptly. Tenant may request, at the time of Landlord's consent to the installation of any such new item, Landlord's opinion as to whether such item constitutes an item that is readily removable pursuant to the immediately preceding sentence and Landlord shall promptly respond to such request. If Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

                                   ARTICLE 9
                             COVENANT AGAINST LIENS
                             ----------------------

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be released and removed of record within ten
(10) days after Tenant receives notice of the same. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date which is ten (10) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

Notwithstanding the foregoing, Tenant shall have the right to contest any such lien so long as Tenant causes the effect of such lien to be removed from title to the Project, the Building and the Premises as provided above.

                                   ARTICLE 10
                                   INSURANCE
                                   ---------

     10.1 Indemnification and Waiver. To the extent not prohibited by law,
          --------------------------
Landlord, its partners and their respective officers, directors, agents, shareholders, servants, employees, affiliates and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties or Landlord's breach of this Lease (in which case Landlord shall be responsible for such property damage to the extent such damage is not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant). Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with Tenant's use of the Premises and/or resulting from the existence or use of the Emergency Generator and/or Communications Equipment during the Lease Term, provided that Tenant shall not be required to indemnify and hold Landlord or the Landlord Parties harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "CLAIMS"), to any person, property or entity resulting from the negligence or willful misconduct of Landlord or the Landlord Parties, in connection with Landlord's activities in the Building or Landlord's breach of this Lease (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease) or the Project, and Landlord hereby indemnifies, defends and holds Tenant and its officers, directors, agents, shareholders, servants, employees, affiliates and independent contractors (collectively, "TENANT PARTIES") harmless from any such Claims; provided further that because Landlord is required to maintain insurance on the Building and Tenant compensates Landlord for such insurance as part of Tenant's Share of Direct Expenses and because of the existence of waivers of subrogation set forth in Section 10.4 of this Lease, and to minimize multiplicity of actions, Landlord hereby holds the Tenant Parties harmless from any Claims to any property outside of the Premises, including damage to the Building and Landlord's property, even if resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees. Similarly, since Tenant must carry insurance pursuant to this Article 10 to cover its personal property within the Premises and the Tenant Improvements, and because of the waiver of subrogation set forth in Section 10.4 and to minimize duplicity of action, Tenant hereby holds the Landlord Parties harmless from any Claim to any property within the Premises, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, employees or licensees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     10.2 Landlord's Fire and Casualty Insurance. Landlord shall insure the
          --------------------------------------
Building and shall carry general liability coverage for the Project during the Lease Term in such amounts, from such companies, and on such terms and conditions, as Landlord may from time to time reasonably determine. Tenant shall, at Tenant's expense, comply as to the Premises with all reasonable insurance company requirements pertaining to the use of the Premises of which Tenant is given reasonable prior notice, provided that there shall be no material increase in Tenant's obligations under this Lease as a result of such insurance requirements unless Tenant is using any portion of the Premises for other than ordinary office and laboratory use. If Tenant's conduct or use of the Premises for other than ordinary office and laboratory use causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.


     10.3 Tenant's Insurance. Tenant shall maintain the following coverages in
          ------------------
the following amounts.

          10.3.1 Commercial General Liability Insurance covering Tenant against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

     Bodily Injury and
     Property Damage Liability              $3,000,000 each occurrence
                                            $3,000,000 annual aggregate

     Personal Injury Liability              $3,000,000 each occurrence
                                            $3,000,000 annual aggregate
                                            0% Insured's participation

          10.3.2 Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a special coverage Form 1030 or equivalent, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include (if it is available at a reasonable cost in the insurance market place) a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

          10.3.3  Form of Policies. The minimum limits of policies of insurance
                  ----------------
required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord (provided that Tenant has received written notice of such entity's rights and address); and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before Tenant's entering onto the Premises and five business days following the renewal date thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

     10.4 Subrogation. Landlord and Tenant agree to have their respective
          -----------
insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

     10.5 Additional Insurance Obligations. Tenant shall carry and maintain
          --------------------------------
during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but only to the extent such increased amounts and/or other reasonable types of insurance are then customarily required by owners of comparable projects in the Sorrento Mesa area of San Diego, California.

                                   ARTICLE 11
                             DAMAGE AND DESTRUCTION
                             ----------------------

     11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify
          ----------------------------------------
Landlord of any damage to the Premises resulting from fire or any other casualty. Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage, Landlord shall notify Tenant ("DAMAGE REPAIR ESTIMATE") of Landlord's estimated assessment of the period of time in which the repairs will be completed, which assessment shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repairs of comparable buildings. The Damage Repair Estimate shall also specify the date ("REPAIR COMMENCEMENT DATE") upon which repairs would need to be commenced in order to be completed within the estimated repair period. If the Premises or any Common Areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Building structure, the base, shell, and core of the Premises (i.e., the Premises other than Tenant Improvements, Alterations and Tenant's personal property) and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Sections 10.3.2(ii) and (iii) of this Lease to cover the Tenant Improvements and any Alterations, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for, but shall use reasonable efforts to minimize, any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent (a) the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof, or (b) Tenant's use and enjoyment of the Premises is otherwise adversely affected.

     11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1
          ---------------------------
of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. However, if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after the date Landlord learns of the necessity for repairs as a result of damage, Tenant may elect, not later than thirty (30) days after Tenant's receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice. If neither Landlord nor Tenant have terminated this Lease, and either (a) Landlord fails to commence the repairs within ten (10) days after the Repair Commencement Date specified in the Damage Repair Estimate, or (b) the repairs are not substantially completed (i.e., completed other than minor "punch-list" items) within such one hundred eighty (180) day period, Tenant shall have the right to terminate this Lease by written notice to Landlord (the "DAMAGE TERMINATION NOTICE"). The Damage Termination Notice must be delivered, if at all, prior to commencement of such repairs (if such notice is being delivered for the reason specified in Section 11.2(a) above) or at any time after the expiration of said one hundred eighty (180) day period until the date that such repairs are substantially completed (if such notice is delivered pursuant to Section 11.2(b) above). Any such termination shall be effective as of the date set forth in the Damage Termination Notice (the "DAMAGE TERMINATION DATE"). Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord pursuant to Section 11.2(b) above, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs are not substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.

     11.3 Waiver of Statutory Provisions. The provisions of this Lease,
          ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

     11.4 Damage Near End of Term. In the event that the Premises or the
          -----------------------
Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term and if such damage is not the result of the willful misconduct of any Tenant Parties, then notwithstanding anything contained in this Article 11 to the contrary, Tenant shall have the option to terminate this Lease. Any such termination by Landlord or Tenant shall be accomplished by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice (provided that Tenant shall have thirty (30) days thereafter to vacate the Premises to the extent permitted by applicable governmental authorities), Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                   ARTICLE 12
                                   NONWAIVER
                                   ---------

     No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by Landlord or Tenant of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13
                                  CONDEMNATION
                                  ------------

     13.1 Permanent Taking. If the whole or any significant part of the Premises
          ----------------
or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any significant part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the Parking Facilities or of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

     13.2 Temporary Taking. Notwithstanding anything to the contrary contained
          ----------------
in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14
                           ASSIGNMENT AND SUBLETTING
                           --------------------------

     14.1 Transfers. Tenant shall not, without the prior written consent of
          ---------
Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than ten (10) business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Landlord shall approve or disapprove any proposed Transfer within ten (10) business days after Landlord's receipt of the Transfer Notice together with all of the other information required to be provided by Tenant pursuant to this Section 14.1; Landlord's failure to notify Tenant in writing of its disapproval within said ten (10) business day period shall be deemed to constitute Landlord's approval of the Transfer. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, which total fees shall not exceed $1,000.00 per proposed Transfer, within thirty (30) days after written request by Landlord.

     14.2 Landlord's Consent. Landlord shall not unreasonably withhold its
          ------------------
consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

          14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

          14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

          14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

          14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

          14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

          14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

          14.2.8 The proposed Transferee is negotiating with Landlord to lease space in the Project at such time. Landlord shall, from time to time, promptly respond to any inquiry from Tenant as to whether Landlord is then negotiating with a prospective Transferee of Tenant to lease space in the Project.

     If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval.

     14.3 Transfer Premium.
          ----------------

          14.3.1  Definition of Transfer Premium. If Landlord consents to a
                  ------------------------------
Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to

Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions incurred by Tenant in connection with the Transfer, and (iii) any other out-of-pocket concessions granted by Tenant to the Transferee in connection with the Transfer (collectively, the "SUBLEASING COSTS"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

          14.3.2  Payment of Transfer Premiums. The determination of the amount
                  ----------------------------
of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 14.3.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section
14.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant's future obligations under this
Section 14.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant's Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

     14.4 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms
          ------------------
and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.

     14.5 Exclusions From Transfer. Notwithstanding anything to the contrary
          ------------------------
contained herein, the following events shall not be deemed to be a Transfer for purposes of this Lease, shall not require Landlord's consent, and shall not be subject to a sharing with Landlord of any Transfer Premium, but Tenant shall provide Landlord with prior written notice of any of these events: (a) any assignment and/or sublease to any parent, subsidiary or affiliated company of Tenant (i.e., a company which controls, is controlled by, or is under common control with Tenant); (b) any assignment of this Lease to any company which purchases all or substantially all of the assets of Tenant as a going concern;
(c) any assignment of this Lease in conjunction with any merger, consolidation or similar transaction involving Tenant or any parent, subsidiary or affiliated company of Tenant; or (d) any assignment of this Lease to any partnership, limited liability company or corporation in which Tenant has at least a fifty percent (50%) equity interest. An assignee of Tenant's interest in this Lease pursuant to this Section 14.5 may be referred to herein as an "AFFILIATED ASSIGNEE." "CONTROL" as used in this Section 14.5, shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity.

                                   ARTICLE 15
                      SURRENDER OF PREMISES; OWNERSHIP AND
                      ------------------------------------
                           REMOVAL OF TRADE FIXTURES
                           -------------------------

     15.1 Surrender of Premises. No act or thing done by Landlord or any agent
          ---------------------
or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

     15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease
          ------------------------------------
Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage and destruction, eminent domain and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and all items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant in the Premises, and similar articles of any other persons claiming under Tenant, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16
                                  HOLDING OVER
                                  ------------

     If Tenant holds over after the expiration of the Lease Term hereof, without the express consent of Landlord, such tenancy shall be at sufferance only and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent and Escalated Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the sum of Base Rent and Escalated Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17
                             ESTOPPEL CERTIFICATES
                             ---------------------
                            AND FINANCIAL STATEMENTS
                            ------------------------

     Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit F, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate by Landlord in good faith are true and correct, without exception. Within ten (10) business days after written request from Landlord, Tenant shall deliver to Landlord a copy of Tenant's most recent annual report (if Tenant is publicly traded) or if Tenant is not then publicly traded, such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant or guarantor of Tenant. In addition, Tenant shall, within ten (10) business days after written request from Landlord, deliver to any proposed lender or prospective purchaser of the Project designated by Landlord a copy of Tenant's most recent annual report (if Tenant is publicly traded) or if Tenant is not then publicly traded, any financial statements required by such lender to facilitate the sale, financing or refinancing of the Project or any portion thereof.

                                   ARTICLE 18
                                 SUBORDINATION
                                 -------------

     This Lease is subject and subordinate to all future ground or underlying leases of the Project and to the lien of any mortgages or trust deeds, hereafter in force against the Project and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm such attornment and/or the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Notwithstanding anything to the contrary contained herein, the subordination of this Lease, Tenant's attornment obligation and any other obligations of Tenant under this Article 18 shall be subject to and expressly conditioned upon Tenant's receipt from each lessor of a future ground or underlying lease and/or the holder of any future mortgage or deed of trust executing and delivering to Tenant a commercially reasonably non-disturbance agreement.

                                   ARTICLE 19
                               DEFAULTS; REMEDIES
                               ------------------

     19.1 Events of Default. The occurrence of any of the following shall
          -----------------
constitute a default of this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days after notice that such amount is due (which notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as reasonably possible.

     19.2 Remedies Upon Default. Upon the occurrence of any event of default by
          ---------------------
Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                  (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, an amortized portion (based on the remaining Lease Term as of the date of termination) of brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

          The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     19.3 Sublessees of Tenant. If Landlord elects to terminate this Lease on
          --------------------
account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 Waiver of Default. No waiver by Landlord or Tenant of any violation or
          -----------------
breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forebearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

     19.5 Efforts to Relet. For the purposes of this Article 19, Tenant's right
          ----------------
to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     19.6 Landlord's Default/Rent Abatement. In the event that Tenant is
          ---------------------------------
prevented from using the Premises or any portion thereof as a result of any of the following (except to the extent Tenant or Tenant's employees, agents or contractors caused such circumstance): (i) any repairs, maintenance or alterations performed by Landlord; (ii) the interruption of utilities or services required to be provided to the Premises or the Common Areas by Landlord under this Lease; (iii) the lack of access to the Premises; (iv) any conditions within the Premises that expose Tenant's agents, employees and invitees to an unacceptable risk of serious personal injury or illness; or (v) the Premises are untenantable in whole or in part due to the presence of Hazardous Materials which have not been caused by Tenant or Tenant's agents, employees or contractors, then Tenant shall promptly provide Landlord notice thereof ("Usability Notice"). If Tenant is prevented from using the Premises or any portion thereof as a result of any such circumstances for a period of five (5) consecutive business days following the date Landlord receives Tenant's Usability Notice, Tenant's Rent shall be abated or reduced, as the case may be, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using bears to the total rentable area of the Premises, during the period after Landlord's receipt of the Usability Notice for so long as such event continues to prevent Tenant from reasonably using the Premises or such portion thereof. However, if Tenant is prevented from conducting its business in any portion of the Premises as a result of such circumstances and the remaining portion of the Premises is not sufficient to allow Tenant to efficiently conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then the Rent for the entire Premises shall be abated during such period. Finally, if Tenant is prevented from using the Premises or a significant portion thereof as a result of any of the circumstances described in the first sentence of this Section 19.6 for a period of one hundred eighty (180) consecutive days following the date Landlord receives Tenant's Usability Notice, Tenant shall have the right to terminate this Lease by written notice to Landlord within five (5) business days after the expiration of said one hundred eighty (180) day period.

                                   ARTICLE 20
                          COVENANT OF QUIET ENJOYMENT
                          ---------------------------

     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.

                                   ARTICLE 21
                       SECURITY DEPOSIT/LETTER OF CREDIT
                       ---------------------------------

     21.1 Security Deposit. Concurrently with Tenant's execution of this Lease,
          ----------------
Tenant shall deliver to Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 11 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. The Security Deposit, or any remaining balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

     21.2 Letter of Credit. Within five (5) business days after Tenant's
          ----------------
execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable and renewable letter of credit ("LETTER OF CREDIT") in favor of Landlord in substantially the form attached hereto as Exhibit G, issued by Bank of America, Wells Fargo Bank, Union Bank of California or any other bank satisfactory to Landlord in its sole discretion with a branch located in Southern California, in the principal amount ("STATED AMOUNT") specified below, to be held by Landlord in accordance with the terms, provisions and conditions of this Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit. The Stated Amount shall initially be One Million Seven Hundred Thousand Dollars ($1,700,000.00); provided, however, that, except as hereinafter provided, upon the dates specified below ("ADJUSTMENT DATES"), the Stated Amount may be reduced to the following amounts:

                 Date                 Stated Amount
                 ----                 -------------

              May 1, 2007               $850,000.00

              May 1, 2008               $595.000.00

              May 1, 2009               $240,000.00

              May 1, 2010                     $0.00

     However, if (i) a default by Tenant occurs under this Lease, or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a default by Tenant, and Tenant has failed to cure such default within the time period permitted by Section 19 or such lesser time as may remain before the relevant Adjustment Date as provided above, the Stated Amount shall not thereafter be reduced unless and until such default shall have been fully cured pursuant to the terms of this Lease, at which time the Stated Amount may be reduced as hereinabove described.

     The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the Stated Amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Tenant shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer.

     If (A) the term of the Letter of Credit held by Landlord will expire prior to the final Adjustment Date and the Letter of Credit is not extended, or a new Letter of Credit for an extended period of time is not substituted, in either case at least (30) days prior to the expiration of the Letter of Credit, or (B) Tenant commits a default with respect to any provision of this Lease, or files a voluntary petition under Title 11 of the United States Code (i.e., the bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, Landlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit, and the proceeds received from such draw shall constitute Landlord's property (and not Tenant's property or the property of the bankruptcy estate of Tenant) and Landlord may then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in default, (2) to reimburse Landlord for costs incurred by Landlord in connection with this Lease (including, without limitation, any costs incurred by Landlord to improve the Premises, any Improvement Allowance, and any brokerage commissions and attorneys' fees), (3) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default,
(4) to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default or (5) as prepaid rent to be applied against Tenant's rental obligations for the last month of the Term and the immediately preceding month(s) of the Term until the remaining proceeds are exhausted. If any portion of the Letter of Credit proceeds are so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the Stated Amount required in this Section 21.2 above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds.

     Should Landlord sell its interest in the Premises during the Lease Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Tenant shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Lease Term, after any deductions described in this Section 21.2 above, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Lease Term.

     The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.

     Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such
Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("SECURITY DEPOSIT LAWS") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

                                   ARTICLE 22
                             INTENTIONALLY OMITTED
                             ---------------------

                                   ARTICLE 23
                                     SIGNS
                                     -----

     23.1 In General. Subject to this Article 23, Tenant shall be entitled to
          ----------
install, at its sole cost and expense, signage on the exterior of the Building and adjacent to the main entrance to the Premises (collectively, the "SIGNAGE"). The graphics, materials, size, color, design, lettering, lighting (if any), specifications and exact location of the Signage (collectively, the "SIGNAGE SPECIFICATIONS") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. In addition, the Signage and all Signage Specifications therefore shall be subject to Tenant's receipt of all required governmental permits and approvals, shall be subject to all applicable governmental laws and ordinances, and all covenants, conditions and restrictions affecting the Building. Tenant hereby acknowledges that, notwithstanding Landlord's approval of the Signage and/or the Signage Specifications therefor, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining such approvals and permits. In the event Tenant does not receive the necessary permits and approvals for the Signage, Tenant's and Landlord's rights and obligations under the remaining provisions of this Lease shall not be affected. The cost of installation of the Signage, as well as all costs of design and construction of such Signage and all other costs associated with such Signage, including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. The rights to the Signage shall be personal to the Original Tenant and may not be transferred. Should the Signage require maintenance or repairs as determined in Landlord's reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord at Tenant's sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant, as Additional Rent, for the cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause the Signage to be removed from the Building and shall cause the Building to be restored to the condition existing prior to the placement of such Signage. If Tenant fails to remove such Signage and to restore the Building as provided in the immediately preceding sentence within thirty (30) days following the expiration or early termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.


     23.2 Prohibited Signage and Other Items. Any signs, notices, logos,
          ----------------------------------
pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in Section 23.1, Tenant may not install any signs on the exterior or roof of the Building or the Common Areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.

                                   ARTICLE 24
                              COMPLIANCE WITH LAW
                              -------------------

     Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system.

                                   ARTICLE 25
                                  LATE CHARGES
                                  ------------

     If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days after notice from Landlord that they are due shall thereafter bear interest until paid at a rate equal to the lesser of (i) four percent (4%) over the interest rate publicly announced from time to time by Wells Fargo Bank, N.A. as its prime rate or if such term is no longer utilized, the interest rate utilized by Wells Fargo Bank, N.A. (or if Wells Fargo Bank, N.A. ceases to exist, the largest (in terms of assets) bank then operating in the State of California) to replace the prime rate, or (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26
              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
              ----------------------------------------------------

     26.1 Landlord's Cure. All covenants and agreements to be kept or performed
          ---------------
by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 Tenant's Reimbursement. Except as may be specifically provided to the
          ----------------------
contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27
                               ENTRY BY LANDLORD
                               -----------------

     Landlord reserves the right at all reasonable times and upon at least forty-eight (48) hours prior written notice (except no prior notice shall be required in an emergency, but notice shall be provided as soon as reasonably possible thereafter as indicated in Section 27(b) below) to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (but as to prospective tenants only during the last nine (9) months of the Lease Term), or to the ground or underlying lessors;
(iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to perform any covenants of Tenant which Tenant fails to perform after notice and expiration of the applicable cure period. Except as expressly provided herein, any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Except as provided in Section 10.1 above, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's clean room (if any) and any other special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. In connection with any entry by Landlord pursuant to this Article 27 or any other provision of this Lease, (a) Landlord shall use reasonable efforts to minimize any interference with Tenant's use and enjoyment of the Premises, (b) Landlord shall give notice to Tenant as soon as reasonably possible if Landlord enters the Premises in connection with an emergency, (c) except in cases of an emergency, Landlord shall not be authorized to enter Tenant's clean room (if any) within the Premises, (d) Landlord shall comply with all reasonable requirements of Tenant in connection with any entry onto the Premises, including having all of Landlord's representatives and other parties wear gowns provided by Tenant and any other necessary safety equipment provided by Tenant and complying with other reasonable safety measures required by Tenant. In addition, provided that such representatives are then available, Tenant shall have the right to require Landlord and any other parties entering the Premises to be escorted and supervised by a representative of Tenant.

                                   ARTICLE 28
                                 TENANT PARKING
                                 --------------

     Throughout the Lease Term, Tenant shall be entitled to the number of parking passes set forth in Section 12 of the Summary to park in that area of the Project designated by Landlord for Tenant's parking (the "PARKING FACILITIES"). All such parking shall be on an unreserved basis except that, as a part of the parking specified in Section 12 of the Summary, Tenant shall be entitled to three (3) reserved, covered parking spaces at a location designated by Landlord in an area in reasonable proximity to the Building. All such parking shall be free of charge except that Tenant shall be responsible for any parking tax or other charges imposed by governmental authorities as a result of Tenant's use of such parking, which taxes and/or charges shall be paid directly by Tenant or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges concurrently with its payment of Base Rent. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to make changes to the Parking Facilities as provided in, and subject to, Section
1.2 above, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facilities, or relocate Tenant's parking passes to other parking structures and/or surface parking areas within the Project, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Parking Facilities or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and such owner. Notwithstanding anything to the contrary contained herein, if any portion of the parking lot for the Building is converted by Tenant for use of outside HVAC, electrical equipment, the Emergency Generator, Communication Equipment or transformer installation to specifically serve the Building (all of which installations shall be subject to Landlord's approval), then the parking spaces so converted by Tenant will deducted from the parking to which Tenant is entitled pursuant to Section 12 of the Summary.

                                   ARTICLE 29
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     29.1 Terms. The necessary grammatical changes required to make the
          -----
provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     29.2 Binding Effect. Each of the provisions of this Lease shall extend to
          --------------
and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.3 No Air Rights. No rights to any view or to light or air over any
          -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     29.4 Modification of Lease. Should any current or prospective mortgagee or
          ---------------------
ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased liability, cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) business days following the request therefor.

     29.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has
          -------------------------------
the right to transfer all or any portion of its interest in the Project and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all remaining liability under this Lease arising from and after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.6 Prohibition Against Recording. Except as provided in Section 29.4 of
          -----------------------------
this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     29.7 Landlord's Title. Landlord's title is and always shall be paramount to
          ----------------
the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.8 Captions. The captions of Articles and Sections are for convenience
          --------
only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.9 Relationship of Parties. Nothing contained in this Lease shall be
          -----------------------
deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     29.10 Cooperation With Future Agreements. Tenant acknowledges that the
           ----------------------------------
Project is currently subdivided into three (3) separate parcels and that Landlord may find it necessary or desirable to provide for certain agreements which may apply to all or any parcel(s) including, without limitation, reciprocal parking and access easements and agreements, utility easements and agreements, and other agreements which may benefit and/or burden all or any of such parcel(s). Provided that such agreements do not materially and adversely impact Tenant's use of the Premises or Tenant's economic obligations under this Lease, Tenant agrees to reasonably consent to any such easement(s) and agreement(s) and/or to reasonably subordinate, or enter into reasonable agreements in order to subordinate, this Lease to any such agreement (s). Tenant shall, within five (5) days after request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm such consent or subordination.

     29.11 Time of Essence. Time is of the essence of this Lease and each of its
           ---------------
provisions.

     29.12 Partial Invalidity. If any term, provision or condition contained in
           ------------------
this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.13 No Warranty. In executing and delivering this Lease, Tenant has not
           -----------
relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.14 Landlord Exculpation. It is expressly understood and agreed that
           --------------------
notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to the sum of any insurance proceeds received by Landlord plus an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

     29.15 Entire Agreement. It is understood and acknowledged that there are no
           ----------------
oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     29.16 Right to Lease. Landlord reserves the absolute right to effect such
           --------------
other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

     29.17 Force Majeure. Any prevention, delay or stoppage due to strikes,
           -------------
lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

     29.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and
           ------------------------------
for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     29.19 Notices. All notices, demands, statements or communications
           -------
(collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is two (2) business days after the date it is mailed as provided in this Section 29.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default (not to exceed thirty (30) days beyond the period for Landlord's cure) prior to Tenant's exercising any termination right available to Tenant.

     29.20 Joint and Several. If there is more than one Tenant, the obligations
           -----------------
imposed upon Tenant under this Lease shall be joint and several.

     29.21 Authority. Upon request from Landlord, Tenant shall provide Landlord
           ---------
with reasonable evidence that each person signing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant.

     29.22 Attorneys' Fees. If either party commences litigation against the
           ---------------
other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

     29.23 Governing Law. This Lease shall be construed and enforced in
           -------------
accordance with the laws of the State of California.

     29.24 Submission of Lease. Submission of this instrument for examination or
           -------------------
signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.25 Brokers. Landlord and Tenant hereby warrant to each other that they
           -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall be responsible for payment of a commission to the Brokers pursuant to a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.

     29.26 Independent Covenants. Except as expressly provided in this Lease,
           ---------------------
this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

     29.27 Building Name and Signage. Landlord shall have the right at any time
           -------------------------
to change the name of the Building and/or Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building and/or Project as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or Project or use pictures or illustrations of the Building or Project in advertising or other publicity, without the prior written consent of Landlord.

     29.28 Transportation Management. Tenant shall fully comply with all present
           -------------------------
or future governmentally required programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

     29.29 Landlord Renovations. It is specifically understood and agreed that
           --------------------
Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Building and/or the Project, including without limitation the Parking Facilities, Common Areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) subject to all other provisions of this Lease, modifying the Common Areas and/or tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) subject to all other provisions of this Lease, installing new carpeting, lighting, and wall coverings in certain Common Areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor, except as expressly provided in this Lease, entitle Tenant to any abatement of Rent.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

     "LANDLORD"                        WATERIDGE INVESTORS, LLC
                                       a California limited liability company


                                       By: /s/  Helmut Kiffmann
                                          -------------------------------------
                                          Its: Manager
                                              ---------------------------------


                                       By:
                                          -------------------------------------
                                          Its:
                                              ---------------------------------



     "TENANT"                          ADVANCED TISSUE SCIENCES, INC.,
                                       a Delaware corporation

                                       By: /s/  Gail K. Naughton
                                          -------------------------------------
                                          Name: Gail K. Naughton
                                               --------------------------------
                                          Title: President
                                                -------------------------------

                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                    EXHIBIT A


                                WATERIDGE SUMMIT

                        OUTLINE OF FLOOR PLAN OF PREMISES





                           Building B - 1st Floor Plan
                             10520 Wateridge Circle
                                    [Drawing]









                           Building B - 2nd Floor Plan
                             10520 Wateridge Circle
                                    [Drawing]



                                   EXHIBIT A
                                      -1-

                                    EXHIBIT B


                                WATERIDGE SUMMIT

                                PROJECT SITE PLAN







                                    [Drawing]



                                   EXHIBIT B
                                      -1-

                                    EXHIBIT C


                                WATERIDGE SUMMIT
                                ----------------

                               TENANT WORK LETTER

     This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of renovation of improvements in the Premises, in sequence, as such issues will arise during the actual renovation of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 29 of the Lease to which this Tenant Work Letter is attached as Exhibit C, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

                                    SECTION 1
                                    ---------

                            DELIVERY OF THE PREMISES
                            ------------------------

     Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises in their presently existing, "as-is" condition, provided that Landlord shall, at Landlord's sole cost and expense,
(i) provide a central cooling tower plant allocating a minimum of 100 tons of cooling water capacity to the Premises, (ii) provide a completed elevator installed with finishes, (iii) provide 2,000 amps of power to the electrical room of the Building, including all switch gear and transformers, (iv) install base mechanical to the Building (but not any distribution thereof), and (v) otherwise complete any items not currently completed as shown on those certain plans for the Building prepared by Austin Veum Robbins Parshalle as Job No. ______ and dated ______________ (collectively, the "BASE BUILDING PLANS"). The work to be performed by Landlord pursuant to the immediately preceding sentence may be referred to herein as the "LANDLORD WORK". The Landlord Work shall be constructed in compliance with all code requirements, including the Americans With Disabilities Act requirements in effect as of the date of this Lease. Landlord shall use commercially reasonable efforts to cause Landlord's Work to be accomplished promptly after Tenant's execution of this Lease so as not to impede Tenant's work.

                                    SECTION 2
                                    ---------

                               TENANT IMPROVEMENTS
                               -------------------

     2.1  Tenant Improvement Allowance. Tenant shall be entitled to a one-time
          ----------------------------
tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of Three Million Fifty-Nine Thousand Eight Hundred Five Dollars ($3,059,805.00) (based on $105.00 per rentable square foot of the Premises) for the costs relating to the initial design and construction of Tenant's renovation of the improvements which are permanently affixed to the Premises (the "TENANT IMPROVEMENTS"). Tenant shall have the option, exercisable by written notice to Landlord prior to the Lease Commencement Date, to decrease the amount of the Tenant Improvement Allowance by up to Four Hundred Ninety-Five Thousand Three Hundred Ninety-Seven Dollars ($495,397.00) (based upon $17.00 per rentable square foot of the Premises). If Tenant exercises such option, Base Rent shall be reduced by $.0004923 per rentable square foot per month per thousand dollar reduction in the Tenant Improvement Allowance, up to a maximum reduction in the Base Rent of $.2439 per rentable square foot per month (if Tenant elects to reduce the Tenant Improvement Allowance by the maximum $17.00 per rentable square foot of the Premises). The amount of Escalated Rent shall be correspondingly reduced (based on the scheduled 3% increases each Lease Year as reflected in Section 8.2 of the Summary), and the parties shall promptly execute an amendment to this Lease in order to memorialize such decrease in the Tenant Improvement Allowance and such decrease in the Base Rent and the Escalated Rent schedule.

     2.2  Disbursement of the Tenant Improvement Allowance.
          ------------------------------------------------

          2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by


                                   EXHIBIT C
                                      -1-

Landlord only for the following items and costs (collectively the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

               2.2.1.1 Payment of the fees of the "Architect" , the "Engineers," and other Tenant Consultants related to the design and construction of the space as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation of the "Construction Drawings," as that term is defined in Section
3.1 of this Tenant Work Letter;

               2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

               2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, costs of constructing any necessary demising walls, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

               2.2.1.4 The cost of any changes in the structural components of the Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

               2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable code;

               2.2.1.6 Sales and use taxes and Title 24 fees; and

               2.2.1.7 All other costs to be expended by Tenant in connection with the construction of the Tenant Improvements.

     In no event, however, may the Tenant Improvement Allowance be used for Tenant's personal property, trade fixtures or other chattel.

          2.2.2  Disbursement of Tenant Improvement Allowance.
                 --------------------------------------------

               2.2.2.1 Monthly Disbursements. On or before the fifth day of each
                       ---------------------
calendar month during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of all invoices to be applied to all TENANT IMPROVEMENT ALLOWANCE as that term is defined in Section 2.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all General Contractors and sub-contractors which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Thereafter, Landlord shall deliver a check to Tenant (or, at Landlord's option, jointly to Tenant and the Tenant's Agents) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention, for General Contractor only (the aggregate amount of such retentions to be known as the "FINAL RETENTION"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               2.2.2.2 Final Retention. Upon completion of the Tenant
                       ---------------
Improvements, Landlord shall pay the Final Retention to Tenant (or at Landlord's option, jointly to Tenant and the Contractor) within thirty (30) days after (i) Tenant delivers to Landlord reasonably particularized evidence that Tenant has incurred costs for Tenant Improvement


                                   EXHIBIT C
                                      -2-

Allowance Items, (ii) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (iii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building and (iv) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been completed.

          2.2.3  Other Terms. Landlord shall only be obligated to make
                 -----------
disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property. Tenant shall not be entitled to any credit for any portion of the Tenant Improvement Allowance not used by Tenant on or before August 1, 2002. Throughout the course of construction of the Tenant Improvements, Landlord and Tenant shall compile a list of items purchased with the Tenant Improvement Allowance (collectively, the "LANDLORD ALLOWANCE ITEMS"). As indicated in Section 8.5 of the Lease, the Landlord Allowance Items shall remain Landlord's property.

                                    SECTION 3
                                    ---------

                              CONSTRUCTION DRAWINGS
                              ---------------------

     3.1  Selection of Architect/Construction Drawings. Tenant shall retain an
          --------------------------------------------
architect/space planner reasonably approved by Landlord (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this Section
3.1. Tenant shall retain the engineering consultants reasonably approved by Landlord (the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the Construction Drawings.

     3.2  Final Space Plan. Tenant shall supply Landlord with two (2) copies
          ----------------
signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "FINAL SPACE PLAN") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

     3.3  Final Working Drawings. After the Final Space Plan has been approved
          ----------------------
by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined


                                    EXHIBIT C
                                      -3-
below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same are unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

     3.4  Approved Working Drawings. The Final Working Drawings shall be
          -------------------------
approved by Landlord (the "APPROVED WORKING DRAWINGS") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate governmental body for all applicable permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

                                    SECTION 4
                                    ---------

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS
                     ---------------------------------------

     4.1  Tenant's Selection of Contractors.
          ---------------------------------

          4.1.1  The Contractor. A general contractor shall be retained by
                 --------------
Tenant to construct the Tenant Improvements. Such general contractor ("CONTRACTOR") shall be reasonably approved by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

          4.1.2  Tenant's Agents. All subcontractors, laborers, materialmen, and
                 ---------------
suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor), and other Consultants such as Architect, Engineers and Tenant Project Manager, to be known collectively as "TENANT'S AGENTS" must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

     4.2  Construction of Tenant Improvements by Tenant's Agents.
          ------------------------------------------------------

          4.2.1  Construction Contract. Prior to Tenant's execution of the
                 ---------------------
construction contract and general conditions with Contractor (the "CONTRACT"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.

          4.2.2  Tenant's Agents.
                 ---------------

               4.2.2.1 Landlord's General Conditions for Tenant's Agents and
                       -----------------------------------------------------
Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the
-----------------------
Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the


                                   EXHIBIT C
                                      -4-
contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

               4.2.2.2 Indemnity. Tenant's indemnity of Landlord as set forth in
                       ---------
Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any negligent act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

               4.2.2.3 Requirements of Tenant's Agents. The Contractor shall
                       -------------------------------
guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

               4.2.2.4 Insurance Requirements.
                       ----------------------

                    4.2.2.4.1 General Coverages. All of Tenant's Agents,
                              -----------------
excluding Architect, Engineer, and Project Manager, shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease.

                    4.2.2.4.2 Special Coverages. Tenant shall carry "Builder's
                              -----------------
All Risk" insurance in an amount equal to construction contract covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease.

                    4.2.2.4.3 General Terms. Certificates for all insurance
                              -------------
carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord (if applicable under Section 4.2.2.4.2), which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant


                                   EXHIBIT C
                                      -5-
under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

          4.2.3  Governmental Compliance. The Tenant Improvements shall comply
                 -----------------------
in all respects with the following: (i) all applicable codes and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

          4.2.4  Inspection by Landlord. Landlord shall have the right to
                 ----------------------
inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

          4.2.5  Meetings. Commencing upon the execution of this Lease, if
                 --------
reasonably required by Landlord, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

     4.3  Notice of Completion; Copy of Record Set of Plans. Within ten (10)
          -------------------------------------------------
days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the appropriate County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction,
(i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

     4.4  Extension. The May 1, 2002 date specified in Subsection (ii) of the
          ---------
definition of the Lease Commencement Date in Section 7.2 of the Summary shall be extended one (1) day for each day that substantial completion of the Tenant Improvements in the Premises is delayed as a result of a "Landlord Delay" and/or a "Force Majeure Delay" (as those terms are defined below). The term "LANDLORD DELAY" shall mean only an actual delay in the substantial completion of the Tenant Improvements in the Premises which is caused by the failure of Landlord to (i) provide authorizations or approvals within the time periods set forth in this Tenant Work Letter, (ii) make


                                   EXHIBIT C
                                      -6-
payments due by Landlord under this Tenant Work Letter on a timely basis or
(iii) make the Premises available to the Contractor on a timely basis. The term "Force Majeure Delay" shall mean only an actual delay in the substantial completion of the Tenant Improvements in the Premises which is caused by "Force Majeure" (as that term is defined in Section 29.17 of the Lease). Notwithstanding anything to the contrary contained herein, any delays to the extent caused by or attributable to the acts, omissions or misconduct of Tenant or Tenant's agents, employees or contractors shall not be deemed to constitute a Landlord Delay nor a Force Majeure Delay. In addition, no Landlord Delay or Force Majeure Delay shall be deemed to have occurred unless (a) Tenant has given Landlord written notice that an act or omission on the part of Landlord is about to occur or has occurred (with respect to an alleged Landlord Delay) or that an event giving rise to a potential Force Majeure Delay is about to occur or has occurred (with respect to an alleged Force Majeure Delay) which will cause a delay in the substantial completion of the Tenant Improvements in the Premises and (b) Landlord has failed to cure such delay (with respect to an alleged Landlord Delay) or has failed to remedy the situation giving rise to a potential Force Majeure Delay (with respect to an alleged Force Majeure Delay) within one
(1) business day after Landlord's receipt of such notice from Tenant, in which case the number of days of delay after such notice shall, to the extent such delay is attributable to the circumstances described in the definition of Landlord Delay and/or Force Majeure Delay above, be deemed to be a Landlord Delay or Force Majeure Delay, as applicable.

                                    SECTION 5
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     5.1  Tenant's Representative. Tenant has designated Philip Anderson as its
          -----------------------
sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     5.2  Landlord's Representative. Landlord has designated Helmut Kiffmann as
          -------------------------
its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     5.3  Time of the Essence in This Tenant Work Letter. Unless otherwise
          ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

     5.4  Tenant's Lease Default. Notwithstanding any provision to the contrary
          ----------------------
contained in this Lease, if an event of default as described in Section 19.1 of the Lease or this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).


                                   EXHIBIT C
                                      -7-

                                    EXHIBIT D
                                    ---------


                                WATERIDGE SUMMIT

                              INTENTIONALLY OMITTED
                              ---------------------


                                   EXHIBIT D
                                      -1-

                                    EXHIBIT E
                                    ---------


                                WATERIDGE SUMMIT

                              RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

     3. Landlord shall have the right to control the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

     4. The requirements of Tenant will be attended to only upon application at the Office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     5. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord or Landlord's agents to prevent same.

     6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

     7.   Tenant shall not overload the floor of the Premises,

     8. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     9. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

     10. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by or paid for as part of the Tenant Improvements by Landlord, without the prior written consent of Landlord.

     11. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of unreasonable noise, odors, or vibrations, or interfere in any unreasonable way with other tenants or those having business therein.


                                   EXHIBIT E
                                      -1-

     12. Tenant shall not bring into or keep within the Project or the Premises any animals, or birds.

     13. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

     14. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     15. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     16.

     17.  Intentionally Omitted.

     18. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without violation of any law or ordinance governing such disposal.

     19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     20. Tenant shall assume any and all responsibility for protecting the Building from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Building closed, when the Building are not occupied.

     21. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. However, Landlord shall not discriminate in the enforcement of the Rules and Regulations against Tenant.

     22. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.

     23. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project.

     24. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

     25. Tenant shall comply with any non-smoking ordinance adopted by Landlord and/or any applicable governmental authority.

     26. Subject to the terms of the Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and/or Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                                   EXHIBIT E
                                      -2-

                                    EXHIBIT F
                                    ---------


                                WATERIDGE SUMMIT

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Lease made and entered into as of ________________, 20__ and between
___________________________________________, a ______________________, as
Landlord, and the undersigned as Tenant, for Premises on the ___________ floor(s) of the Office Building located at __________________________ certifies as follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
_________.

     3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     5.   Base Rent became payable on _______________.

     6.   The Lease Term expires on _________________.

     7. To the best of Tenant's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

     8. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

     9. To the best of Tenant's knowledge, as of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

     10. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

     11. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

     Executed at ________________ on the _____ day of ______________, 20___.

     "Tenant":                         ADVANCED TISSUE SCIENCES, INC.,
                                       a Delaware corporation

                                       By: /s/
                                          -------------------------------------
                                          Its:
                                              ---------------------------------

                                       By: /s/
                                          -------------------------------------
                                          Its:
                                              ---------------------------------


                                   EXHIBIT F
                                      -1-

                                    EXHIBIT G
                                    ---------


                                LETTER OF CREDIT
                                ----------------



Wateridge Investors, LLC
c/o Multitech Properties, Inc.
5820 Miramar Road, Suite 200
San Diego, California 92121
Attention:  Mr. Steven Goodman

Ladies and Gentlemen:

     We hereby establish in your favor, for the account of Advanced Tissue Sciences, Inc., a Delaware corporation ("APPLICANT"), our Irrevocable Letter of Credit and authorize you to draw on us at sight the aggregate amount of One Million Seven Hundred Thousand Dollars ($1,700,000.00) ("STATED AMOUNT").

     Funds under this Letter of Credit are available to Wateridge Investors, LLC, a California limited liability company (the "BENEFICIARY") as follows:

     Any and all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Beneficiary when accompanied by this Letter of Credit and a written certification signed by an authorized signatory of Beneficiary certifying that such sums are due and owing to Beneficiary pursuant to that certain Standard Office Lease dated October __, 2001 ("LEASE") by and between Beneficiary, as Landlord, and Applicant, as Tenant, together with a notarized certification by any such individual representing that such individual is authorized by Beneficiary to take such action on behalf of Beneficiary. The sums drawn by Beneficiary under this Letter of Credit shall be payable upon demand without necessity of prior notice to the Applicant- although notice of any sums drawn shall be given to Applicant. Partial drawings shall be permitted.

     Subject to our receipt of a written authorization signed by an authorized signatory of Beneficiary, the Stated Amount of this Letter of Credit shall be reduced to the following amounts at the following times:

                  Date                 Stated Amount
                  ----                 -------------

               May 1, 2007               $850,000.00

               May 1, 2008               $595.000.00

               May 1, 2009               $240,000.00

               May 1, 2010                     $0.00

     This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this Letter of Credit, together with written instructions.

     The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

     This Letter of Credit shall expire on ________________, 200__.

     Notwithstanding the above expiration of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.


                                   EXHIBIT G
                                      -1-

     This Letter of Credit is governed by the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

                                       Very truly yours,

                                       (Name of Issuing Bank)

                                        By: /s/
                                           ------------------------------------



                                   EXHIBIT G
                                      -2-